UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 369-0550

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 31, 2008, Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”), entered into a Second Amendment (the “Second Amendment”), dated December 29, 2008, to its existing Second Amended and Restated Credit Agreement, dated as of April 26, 2007 (the “Credit Agreement”), by and among the Company, as borrower, Royal Bank of Canada, as administrative agent and collateral agent, RBC Capital Markets, as lead arranger and sole bookrunner, and the lenders party thereto.

The Second Amendment, among other things, amends the Credit Agreement to (a) allow certain liens on the Company’s interest in BCH Ltd., an Alberta corporation (“BCH”), and on the assets of BCH and its wholly-owned Brazilian subsidiary, BCH Energy do Brasil Servicos de Petroleo Ltda. (“BCH Brazil”), (b) allow the Company to make certain investments in BCH, (c) permit certain existing indebtedness of BCH and BCH Brazil, (d) allow the Company to be a guarantor on certain of BCH’s debt, (e) increase the amount of permitted purchase money obligations of the Company and (f) amend the Company’s capital expenditures limit for 2008 and 2009.

The foregoing description is not complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2008, upon recommendation by the Company’s Compensation Committee, the Company’s Board of Directors approved a cash bonus in the amount of $1,430,000 to Munawar H. Hidayatallah, the Company’s Chairman and Chief Executive Officer. The Company intends the bonus payment to (a) promote the retention of Mr. Hidayatallah, (b) facilitate leadership and management continuity and (c) better focus Mr. Hidayatallah on the Company’s long term strategic success, in each case, at a time when the Company’s other incentive compensation programs, including Mr. Hidayatallah’s prior performance restricted stock awards, have lost retention and motivational value. In connection with this bonus, Mr. Hidayatallah agreed to (a) extend the term of his employment agreement for an additional year, ending March 31, 2011, (b) forgo any additional cash bonus awards for 2008 and (c) forgo any salary increases for 2009. The amendment to Mr. Hidayatallah’s employment agreement further stipulates that if Mr. Hidayatallah terminates his employment before the end of the term, he must reimburse the Company for $1,180,000 previously received from the Company. In addition, Mr. Hidayatallah’s employment agreement was amended to comply with Section 409A of the Internal Revenue Code, as amended.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Second Amendment to Second Amended and Restated Credit Agreement, dated as of December 29, 2008, by and among the Company, as borrower, Royal Bank of Canada, as administrative agent, and the lenders named thereto.
10.2	Amendment to Executive Employment Agreement, dated as of December 31, 2008, by and between the Company and Munawar H. Hidayatallah.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.

Date: January 5, 2009

By: /s/ Theodore F. Pound III
Name: Theodore F. Pound III
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Second Amended and Restated Credit Agreement, dated as of December 29, 2008, by and among the Company, as borrower, Royal Bank of Canada, as administrative agent, and the lenders named thereto.
10.2	Amendment to Employment Agreement, dated as of December 31, 2008, by and between the Company and Munawar H. Hidayatallah.